Exhibit 99.3

Condensed Consolidated Statements of Operations

(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	October 29, 2004	October 31, 2003	October 29, 2004	October 31, 2003
Revenues
License fees	$7,653	$5,687	$13,515	$30,578
Services	18,375	19,672	62,294	60,075

Total revenues	26,028	25,359	75,809	90,653
Cost of revenues
Cost of license fees	33	19	159	128
Cost of services	14,743	14,078	48,949	38,887
Amortization of purchased developed technology	665	665	1,995	1,995

Total cost of revenues	15,441	14,762	51,103	41,010

Gross margin	10,587	10,597	24,706	49,643

Operating expenses
Research and development	10,095	8,273	27,585	22,422
Sales and marketing	11,483	10,677	34,769	33,698
General and administrative	5,473	3,926	14,597	10,354
Stock option compensation (benefit) charges	—	3,000	(7,338)	33,840
Restructuring (benefit)	(867)	—	(841)	—

Total operating expenses	26,184	25,876	68,772	100,314

Loss from operations	(15,597)	(15,279)	(44,066)	(50,671)

Interest and other income (loss), net	(1,289)	860	(1,881)	831

Loss before income taxes	(16,886)	(14,419)	(45,947)	(49,840)
Provision (benefit) for income taxes	288	765	(258)	2,000

Net loss	$(17,174)	$(15,184)	$(45,689)	$(51,840)

Loss per share
Basic and diluted net loss per share	$(0.40)	$(0.39)	$(1.08)	$(1.40)

Shares used in computing basic and diluted net loss per share	42,609	38,995	42,444	36,937

Pro Forma Condensed Consolidated Statement of Operations

Excluding Amortization of purchased developed technology, Stock option compensation,

Restructuring and Impairment of assets

(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	October 29, 2004	October 31, 2003	October 29, 2004	October 31, 2003
Revenues
License fees	$7,653	$5,687	$13,515	$30,578
Services	18,375	19,672	62,294	60,075

Total revenues	26,028	25,359	75,809	90,653
Cost of revenues
Cost of license fees	33	19	159	128
Cost of services	14,743	14,078	48,949	38,887

Total cost of revenues	14,776	14,097	49,108	39,015

Gross Margin	11,252	11,262	26,701	51,638

Operating expenses
Research and development	10,095	8,273	27,585	22,422
Sales and marketing	11,483	10,677	34,769	33,698
General and administrative	5,473	3,926	14,597	10,354

Total operating expenses	27,051	22,876	76,951	66,474

Pro forma loss from operations	(15,799)	(11,614)	(50,250)	(14,836)

Interest and other income (loss), net	211	860	(381)	831

Pro forma loss before income taxes	(15,588)	(10,754)	(50,631)	(14,005)
Provision (benefit) for income taxes	(288)	(765)	258	(2,000)

Pro forma net loss	$(15,876)	$(11,519)	$(50,373)	$(16,005)

Items excluded from pro forma net loss
Stock option compensation benefit (charges)	—	(3,000)	7,338	(33,840)
Amortization of purchased developed technology	(665)	(665)	(1,995)	(1,995)
Restructuring benefit	867	—	841	—
Impairment of assets	(1,500)	—	(1,500)	—

GAAP net loss	$(17,174)	$(15,184)	$(45,689)	$(51,840)

Pro forma loss per share
Pro forma net loss per share	$(0.37)	$(0.30)	$(1.19)	$(0.43)

Shares used in computing pro forma net loss per share	42,609	38,995	42,444	36,937

GAAP loss per share
Basic and diluted net loss per share	$(0.40)	$(0.39)	$(1.08)	$(1.40)

Shares used in computing basic and diluted net loss per share	42,609	38,995	42,444	36,937

Condensed Consolidated Balance Sheets

(In thousands)

	October 29, 2004	January 30, 2004
	(Unaudited)
Assets
Current assets
Cash and short-term investments	$57,023	$82,903
Accounts receivable, net	16,511	29,749
Restricted short-term investments	1,133	2,557
Deferred contract costs	4,084	103
Prepaid expenses and other current assets	3,763	3,926

Total current assets	82,514	119,238
Property and equipment, net	19,971	20,848
Purchased developed technology, net	—	1,995
Restricted long-term investments	13,051	13,164
Other assets	1,162	2,910

Total assets	$116,698	$158,155

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,538	$5,390
Accrued employee benefits	9,653	8,829
Current portion restructuring costs	9,843	9,193
Other accrued liabilities	14,095	12,870
Current portion of long-term debt	96	96
Deferred revenue	37,145	28,891

Total current liabilities	81,370	65,269

Long-term accrued restructuring costs	9,675	18,791
Long-term notes payable and other liabilities	1,560	1,564
Long-term deferred revenue	2,660	—

Total liabilities	95,265	85,624

Stockholders’ equity
Common stock	43	42
Additional paid-in capital	613,487	618,966
Accumulated other comprehensive income (loss)	(623)	(647)
Notes receivable from stockholders	(15)	(61)
Accumulated deficit	(591,459)	(545,769)

Total stockholders’ equity	21,433	72,531

Total liabilities and stockholders’ equity	$116,698	$158,155